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                          [ALL-COMM MEDIA LETTERHEAD]


                              M E M O R A N D U M


VIA FAX

May 19, 1995

     TO:  Glenn Golenberg
   FROM:  Bill Savage
SUBJECT:  Stock Warrants

Dear Glenn:

This is to confirm that we have conferred with our board of directors regarding the exercise of your warrants and have the authority to accept your offer to exercise them at $.67 per share, providing they are exercised in their entirety and payment occurs prior to June 1, 1995.

Moreover, this letter will serve to further confirm that the underlying shares of the warrants exercised will be included in a registration statement to be filed by the Company on or before December 1, 1995, and that such underlying shares may not be sold prior to such registration.

If you wish to proceed, please counter-sign this letter and return a copy by fax to our office to verify your understanding of the terms and conditions associated with the exercise of the warrants.

Sincerely,

E. WILLIAM SAVAGE

E. William Savage
President


                                           Agreed to this 22nd day of May, 1995

                                           By /s/ GLENN GOLENBERG
                                              ---------------------------------
                                                  Glenn Golenberg

EWS:smk

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